Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aclarion, Inc.

San Mateo, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aclarion, Inc. of our report dated March 3, 2022 relating to our audits of the financial statements of Aclarion, Inc. at and for the years ended December 31, 2021 and 2020, which appear in the Company’s Amendment No. 5 to the Registration Statement on Form S-1 (No. 333-262026) filed with the Securities and Exchange Commission on April 20, 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

May 25, 2022

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